UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2006

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 14, 2006, the Board of Directors of MCG Capital Corporation (the "Company") approved annual director compensation for the outside directors, effective January 1, 2006. Each non-employee director receives an annual retainer of $25,000. In addition, members of the Audit Committee each receive an annual fee of $25,000, members of the Investment Committee each receive an annual fee of $25,000, members of the Valuation Committee each receive an annual fee of $25,000, members of the Compensation Committee each receive an annual fee of $25,000, and the Chairman of the Board receives an annual fee of $25,000. These fees will be paid quarterly.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: February 21, 2006	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer